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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      THORNBURG MORTGAGE ASSET CORPORATION
             (Exact name of registrant as specified in its charter)

             MARYLAND                                         85-0404134
(State or incorporation or organization)                (Employer I.D. Number)

119 EAST MARCY STREET, SUITE 201
     SANTE FE, NEW MEXICO                                       87501
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code          (505) 989-1900

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Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                  Name of Exchange on Which Registered
     -------------------                  ------------------------------------
  SERIES A CUMULATIVE CONVERTIBLE         NEW YORK STOCK EXCHANGE
  PREFERRED STOCK, PAR VALUE
  $.001 PER SHARE


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box [ ].

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Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of class)
                                      NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A full description of the Registrant's Series A Cumulative Convertible Preferred Stock, $.001 par value per share, is contained in a Rule 424(b) Prospectus Supplement filed on January 9, 1997 supplementing the Registrant's Registration Statement on Form S-3, No. 333-16799, which became effective on December 13, 1996, which Prospectus Supplement shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

3.1 Articles of Incorporation as amended (incorporated herein by reference to the Company's Registration Statement on Form S-11 (No. 33-52608 ) dated October 1, 1992).

3.1.1 Amendment to Articles of Incorporation (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q dated June 30,
         1995).

3.1.2    Form of Articles Supplementary.

3.2 Amended and Restated Bylaws (incorporated herein by reference to the Company's Registration Statement on Form S-8 (No. 33-81112) dated July 1, 1994).

4.1      Form of Certificate for the Series A Cumulative Convertible Preferred
         Stock.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Santa Fe, New Mexico, on January , 1997.

                                           THORNBURG MORTGAGE ASSET CORPORATION

                                           By:    \s\ Larry Goldstone
                                                  -----------------------------
                                                  Larry Goldstone, President
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                                  EXHIBIT INDEX


EXHIBIT NUMBER           NAME OF EXHIBIT                   SEQUENTIALLY NUMBERED
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        3.1.2            Articles Supplementary                      5

        4.1              Form of Certificate for the
                         Series A Cumulative
                         Convertible Preferred Stock                28